CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-80450 and 333-91863) and Forms S-3 (File Nos. 33-99736-01, 333-3526-01 and 333-39365-01) of our report dated January 18, 2001, except for the information presented in Note 16, for which the date is March 12, 2001, relating to the financial statements and financial statement schedule, which appears in Tanger Factory Outlet Centers, Inc.'s Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

March 30, 2001